EXHIBIT 99


Release Date:                                         Further Information:

IMMEDIATE RELEASE                                     David J. Bursic
February 27, 2002                                     President and CEO
                                                                   or
                                                      Pamela M. Tracy
                                                      Investor Relations
                                                      Phone: 412/364-1913


    WVS FINANCIAL CORP. ANNOUNCES ELECTION OF LAWRENCE M. LEHMAN AS DIRECTOR

     Pittsburgh, PA -- WVS Financial Corp. (NASDAQ: WVFC; the "Company"), the holding company for West View Savings Bank (the "Bank"), announced the election of Lawrence M. Lehman as a director of the Company and the Bank, effective March 1, 2002. Mr. Lehman is the owner of a full-service insurance sales and service agency located in the North Hills of Pittsburgh. Mr. Lehman, whose business career spans 27 years, holds the following insurance professional designations:
Chartered Life Underwriter, Chartered Property and Casualty Underwriter, Certified Insurance Counselor and Associate in Risk Management.

     David J. Bursic, President and Chief Executive Officer commented: "On behalf of the Board of Directors, Officers and Employees, I would like to welcome Larry Lehman to the Board. Larry's business contacts, insurance background and community involvement will enhance the Company's business opportunities."

     WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank which conducts business in the North Hills suburbs of Pittsburgh, Pennsylvania.

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